UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D. C. 20549


                                     FORM 8-K


                                  CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


Date of Report
(Date of earliest
event reported):  August 1, 2013


J.P. Morgan Chase Commercial Mortgage Securities Trust 2013-C13
(Exact name of issuing entity as specified in its charter)


J.P. Morgan Chase Commercial Mortgage Securities Corp.
(Exact name of depositor as specified in its charter)


JPMorgan Chase Bank, National Association
General Electric Capital Corporation
Redwood Commercial Mortgage Corporation
(Exact name of sponsor(s) as specified in its charter)


New York                       333-165147-09                Pending
(State or other                (Commission            (IRS Employer
jurisdiction                   File Number)     Identification No.)
of Incorporation)


c/o Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD                                         21045
(Address of principal executive offices)            (Zip Code)


Telephone number, including area code:  (410) 884-2000


Not applicable
(Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Section 6 - Asset-Backed Securities

Item 6.02 - Change of Servicer or Trustee.

KeyCorp Real Estate Capital Markets, Inc. ("KRECM"), an Ohio corporation, has been appointed as sub-special servicer for Berkadia Commercial Mortgage LLC ("Berkadia") pursuant to a sub-special servicing agreement (the "Sub-Servicing Agreement") effective August 1, 2013 in connection with the JPM 2013-C13 transaction. KRECM is an Ohio corporation that is a wholly-owned subsidiary of KeyBank National Association, which is a wholly-owned subsidiary of KeyCorp. KRECM maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KRECM is not an affiliate of Berkadia.

KRECM has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KRECM's portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans                                      As of 12/31/2010    As of 12/31/2011    As of 12/31/2012
By Approximate Number                      11,232              11,970              10,972
By Approximate Aggregate Unpaid Principal  $117.6              $107.5              $101.6
Balance (in billions)


Within this servicing portfolio are, as of December 31, 2012, approximately 7,563 loans with a total principal balance of approximately $73.6 billion that are included in approximately 184 commercial mortgage-backed securitization transactions.

KRECM's servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KRECM also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of June 30, 2013, the Mortgage Bankers Association of America ranked KRECM the third largest commercial mortgage loan servicer in terms of total master and primary servicing volume.

KRECM has been a special servicer of commercial mortgage loans and commercial real estate assets included in commercial mortgage-backed securities transactions since 1998. As of December 31, 2012, KRECM was named as special servicer with respect to commercial mortgage loans in 39 commercial mortgaged-backed securities transactions totaling approximately $24.5 billion in aggregate outstanding principal balance and was special servicing a portfolio that included approximately 120 commercial mortgage loans with an aggregate outstanding principal balance of approximately $681 million, which portfolio includes multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States.

The following table sets forth information on the size and growth of KRECM's managed portfolio of specially serviced commercial mortgage loans for which KRECM is the named special servicer in commercial mortgage-backed securities transactions in the United States.

CMBS (US)                                    As of 12/31/2010    As of 12/31/2011    As of 12/31/2012
By Approximate Number of Transactions        26                  25                  39
By Approximate Aggregate Unpaid Principal    $13.656             $12.846             $24.486
Balance (in billions)


KRECM has resolved over $6.5 billion of U.S. commercial mortgage loans over the past 10 years, including $175.70 million of U.S. commercial mortgage loans during 2002, $118.31 million of U.S. commercial mortgage loans during 2003, $42.2 million of U.S. commercial mortgage loans during 2004, $84.26 million of U.S. commercial mortgage loans during 2005, $13.35 million of U.S. commercial mortgage loans during 2006, $16 million of U.S. commercial mortgage loans during 2007, $1.32 billion of U.S. commercial mortgage loans during 2008, $1.74 billion of U.S. commercial mortgage loans during 2009, $2.9 billion of U.S. commercial mortgage loans during 2010, $2.27 billion of U.S. commercial mortgage loans during 2011, and $67.1 million of U.S. commercial mortgage loans during 2012.

KRECM is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Services ("S&P"), Fitch and Morningstar. Moody's does not assign specific ratings to servicers. KRECM is on S&P's Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KRECM the rating of "Strong" as a master servicer, primary servicer, and special servicer. Fitch has assigned to KRECM the ratings of "CMS1" as a master servicer, "CPS1" as a primary servicer, and "CSS2+" as a special servicer. Morningstar has assigned to KRECM the rankings of "MOR CS1" as master servicer, "MOR CS1" as primary servicer and "MOR CS2" as special servicer. S&P's, Fitch's, and Morningstar's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

KRECM's servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KRECM to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KRECM generally uses the CREFC(R) format to report to trustees of commercial mortgage-backed securities
(CMBS) transactions and maintains a website (www.keybank.com/Key2CRE) that provides access to reports and other information to investors in CMBS transactions for which KRECM is the servicer.

KRECM maintains the accounts it uses in connection with servicing commercial mortgage loans with its parent company, KeyBank National Association. The following table sets forth the ratings assigned to KeyBank National Association's long-term deposits and short-term deposits.

                       S&P    Fitch    Moody's
Long-Term Deposits     A-      A-      A3
Short-Term Deposits    A-2     F1      P-2

KRECM believes that its financial condition will not have any material adverse effect on the performance of its duties under the Trust and Servicing Agreement and, accordingly, will not have any material adverse impact on the performance of the Mortgage Loan or the performance of the Certificates.

KRECM has developed policies, procedures and controls for the performance of its master servicing and special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act ("Regulation AB"). These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

KRECM's servicing policies and procedures for the servicing functions it will perform for assets of the same type included in this securitization transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KRECM has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KRECM's servicing policies and procedures have been generally consistent for the last three years in all material respects.

KRECM is generally responsible for the special servicing functions with respect to the mortgage loans. KRECM may from time to time perform some of its servicing obligations through one or more third-party vendors that provide servicing functions such as appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of REO property. KRECM will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KRECM will remain liable for its servicing obligations under the Sub-Servicing Agreement as if KRECM had not retained any such vendors.

KRECM will not have primary responsibility for custody services of original documents evidencing the mortgage loans. KRECM may from time to time have custody of certain of such documents as necessary for enforcement actions involving the mortgage loans or otherwise. To the extent that KRECM has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard under the Sub-Servicing Agreement.

No securitization transaction involving commercial or multifamily mortgage loans in which KRECM was acting as primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of KRECM as primary servicer or special servicer, as applicable, including as a result of KRECM's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

From time to time KRECM is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KRECM does not believe that any such lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans. KRECM is not aware of any lawsuits or legal proceedings, contemplated or pending, by government authorities against KRECM at this time.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


J.P. Morgan Chase Commercial Mortgage Securities Corp.
(Depositor)

/s/ Bianca Russo
Bianca Russo, Managing Director and Secretary

Date: August 7, 2013